Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:

Investor Relations Tom Ryan/Ashley Ammon ph: 203.222.9013 ir@providecommerce.com	Jen Carroll ph: 858.729.2761 John Flanagan/Megan McDonnell ph: 203.222.9013

Provide Commerce, Inc. Announces Record Fourth Quarter

and Full Year Results

For the Fourth Quarter:

•	Net Sales Increased 52% with GAAP Earnings Per Diluted Share of $0.31

•	GAAP Income Before Tax of $7.3 million or Pro Forma Per Diluted Share Income Before Tax of $0.54

•	Pro Forma Earnings (1) of $8.0 million or $0.59 Per Diluted Share

San Diego, Calif.– August 18, 2004 – Provide Commerce, Inc. (Nasdaq: PRVD), an e-commerce marketplace of websites for perishable goods, today reported financial results for its fiscal fourth quarter and full year ended June 30, 2004.

The Company reported net sales of $51.9 million for the fiscal fourth quarter, up 52% from $34.2 million in the fourth quarter of fiscal 2003. Gross profit increased 56% to $24.3 million compared to $15.5 million in the prior year period, resulting in gross margin percentage of 46.8% versus 45.4% in the same period during fiscal 2003. GAAP net income for the quarter was $4.2 million, or $0.31 per diluted share, compared to $4.5 million, or $0.40 per diluted share, in the fourth quarter of fiscal 2003. GAAP net income for the fiscal fourth quarter includes a $3.2 million provision for income taxes versus a $0.3 million provision in the fourth quarter of 2003. During the fourth quarter of 2004 and for the foreseeable future, Provide Commerce will pay reduced federal income taxes due to its net operating loss carry-forwards. GAAP net income also includes $666,000 of stock based compensation expense as calculated under FASB No. 123, compared to $100,000 in fiscal 2003, which is not generally deductible for tax purposes.

Bill Strauss, Chief Executive Officer of Provide Commerce, stated, “We are pleased with our results which have exceeded our expectations for both net sales and profitability. We credit our performance to our direct business model, effective merchandising and high customer satisfaction levels. In addition, Provide

Commerce is fortunate to have a great team of employees whose dedication to executing and growing our business is second to none. To that end, we are confident as we head into fiscal 2005 and look forward to maintaining our current momentum.”

Management believes that the most accurate measure of year-over-year operating performance for the Company is pro forma earnings, defined as: GAAP income before tax, excluding stock based compensation expense. Pro forma earnings for the fourth quarter of fiscal year 2004 were $8.0 million compared to $5.0 million for the same period in fiscal year 2003, an increase of 61%. Pro forma per share earnings on fully diluted shares outstanding of 13.5 million were $0.59 for the fourth quarter ended June 30, 2004 versus $0.44 in the fourth quarter of 2003 on fully diluted shares outstanding of 11.4 million. Provide Commerce does not believe the use of pro forma earnings and pro forma earnings per share lessens the importance of comparable GAAP measures. Pro forma earnings, and its reconciliation to the nearest GAAP measure, are included in the attached financial tables. (1)

For the three month period and the full fiscal year, the Company added approximately 373,000 and 956,000 new customers, respectively. The quarterly addition represents a 36% year-over-year increase while the fiscal year customer additions represent a 47% increase to 3.1 million at June 30, 2004. In addition, returning customers generated 54% of net sales during the quarter, compared to 50% in the year-ago period, reflecting continued strength in repeat orders along with strong absolute growth. Average order value also increased to $48.43 in the fourth quarter of fiscal 2004 from $48.19 during the fourth quarter of fiscal 2003.

Strauss continued, “Our customer numbers reflect high levels of satisfaction and repeat purchases driven by high product quality and guaranteed freshness. We believe that Provide Commerce is establishing itself as a premier online marketplace, not only for floral products but for other gourmet offerings, including premium fruit and meat.” Strauss concluded, “Going forward, we’ll continue to invest in growing our business with the goal of strengthening our systems, operations, and customer acquisition efforts. Ultimately, these actions should position the Company for long-term customer satisfaction, solid financial performance, and increased value for stockholders.”

Highlights for the fiscal year ended June 30, 2004 compared to the fiscal year ended June 30, 2003:

•	Net sales increased 45% to $128.8 million, compared to $88.7 million in fiscal 2003.

•	GAAP earnings attributable to common stockholders increased 316% to $18.0 million, or $1.50 per diluted share, compared to $4.3 million, or $0.39 per diluted share.

•	GAAP income before tax increased 134% to $10.9 million, or $0.91 per diluted share, compared to $4.7 million or $0.42 per diluted share.

•	Pro forma earnings increased 154% to $12.9 million, or $1.08 per diluted share, compared to $5.1 million, or $0.45 per diluted share.

•	Gross margin improved 220 basis points to 45.8%, compared to 43.6%.

GAAP net income for fiscal 2004 includes the third quarter recognition of the Company’s deferred tax benefit of $14.0 million. GAAP net income for fiscal 2004 also includes approximately $2.0 million of stock based compensation expense calculated under FASB No. 123, compared to $0.4 million last year, which is not generally deductible for tax purposes.

Pro forma earnings for the fiscal year ended June 30, 2004 were $12.9 million up from $5.1 million for the fiscal year ended June 30, 2003, an increase of 154%. Pro forma per share earnings on fully diluted shares outstanding 12.0 million were $1.08 for the fiscal year ended June 30, 2004 versus $0.45 for the fiscal year ended June 30, 2003 on fully diluted shares outstanding of 11.2 million. Pro forma earnings, and its reconciliation to the nearest GAAP measure, are included in the attached financial tables. (1)

Strauss comments, “For the full year, net sales increased 45% while pro forma earnings increased by 154%. We are also pleased to announce strong pro forma earnings margins, which for fiscal 2004 were 10.0% compared to 5.7% for fiscal 2003. These results are even more pronounced given the incremental costs associated with being a newly-public company.”

Balance Sheet & Liquidity

As of June 30, 2004, the Company had approximately $59.4 million of cash and marketable securities compared with $11.5 million as of June 30, 2003. This increase reflects the $14.3 million of free cash flow (2) generated during fiscal 2004 as well as the net proceeds from Provide Commerce’s IPO.

Financial Guidance

The Company announced its guidance for the fiscal year ending June 30, 2005. Based on the current outlook:

•	Net sales are expected to be between $162 and $165 million.

•	GAAP net income is expected to be between $6.8 and $7.0 million or $0.49 and $0.51 per fully diluted share.

•	Pro forma earnings are expected to be between $16.7 and $17.3 million or $1.21 and $1.25 per fully diluted share.

•	Due to the Company’s initial public offering, fully diluted shares outstanding for fiscal year 2005 are expected to be 13.8 million compared to 12.0 million for fiscal year 2004.

For the first quarter of fiscal 2005:

•	Net sales are expected to be between $17.7 and $18.5 million.

•	GAAP net loss is expected to be between ($1.6) and ($1.8) million or ($0.14) and ($0.15) per share.

•	Pro forma loss is expected to be between ($1.1) and ($1.4) million or ($0.10) and ($0.12) per share.

The Company anticipates non-cash stock based compensation to be approximately $3.2 million for fiscal year 2005. Because stock based compensation is not generally deductible in calculating the Company’s provision for income taxes, the Company anticipates that the effective tax rate for fiscal 2005 will range between 47% and 49%. Due to the Company’s net operating loss carryforwards, the cash payments for federal and state income taxes will be significantly less than the provision for income taxes.

Conference Call

A conference call to discuss fiscal fourth quarter and full year 2004 financial results will be webcast live on Wednesday, August 18, 2004 at approximately 5:00pm Eastern Time on the investor relations section of Provide Commerce’s website, www.providecommerce.com. Listeners may also access the call by dialing 1-877-691-0879. A replay of the conference call is available by dialing 1-877-519-4471 and pin number 5029015.

About Provide Commerce, Inc.

Provide Commerce operates an e-commerce marketplace of websites for perishable goods that consistently delivers fresh, high-quality products direct from the supplier to the customer at competitive prices. The Company’s platform combines an online storefront, proprietary supply chain management technology, established supplier relationships to create a market platform that bypasses traditional supply chains of wholesalers, distributors and retailers. Provide Commerce launched its marketplace in 1998 to sell and deliver fresh cut flowers for everyday and special occasions such as Mother’s Day, Valentine’s Day, birthday and anniversary events through its Proflowers brand and website, www.proflowers.com. Provide Commerce also offers and fresh fruit and premium meat direct from the supplier to its customers at Cherry Moon Farms, www.cherrymoonfarms.com, and Uptown Prime, www.uptownprime.com. For more information, please visit www.providecommerce.com.

# # #

Forward-looking Statements

Statements in this press release, other than historical information, may be “forward-looking” in nature within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and assumptions. These statements are based on management’s current expectations, estimates and projections about Provide Commerce and its industry and include, but are not limited to, Provide Commerce’s projected financial results, overall customer numbers and retention, and its overall business and market penetration. These statements involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. The risks, uncertainties and assumptions that may affect Provide Commerce, its operating results and your investments, include, but are not limited to, fluctuation in quarterly and annual results, its ability to meet projected financial results, ability to attain and maintain long-term customer satisfaction, scaling of existing infrastructure expansion of its core floral business within the floral business as well as into other perishable product categories, challenges in customer retention and translation of perceived customer loyalty into financial results, managing the seasonality of the business and its ability to maximize leverage in the Company’s cost structure, as well as the factors disclosed in the Company’s filings with the U.S. Securities and Exchange Commission, available via Provide Commerce’s website at www.providecommerce.com. The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

PROVIDE COMMERCE, INC.

CONDENSED BALANCE SHEETS

(unaudited)

(in thousands)

	June 30,
	2004	2003
Assets

Current assets:
Cash and cash equivalents	$18,210	$11,496
Marketable securities	41,218	—
Accounts receivable, net	1,372	887
Inventory, net	1,343	1,142
Prepaid expenses and other current assets	652	453
Deferred tax assets	4,482	—

Total current assets	67,277	13,978

Property and equipment, net	4,626	3,161
Deferred tax assets	5,953	—
Other assets	2,369	195

Total assets	$80,225	$17,334

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable and other accrued liabilities	$13,010	$7,579
Accrued compensation	2,812	1,958
Income tax payable	943	337
Deferred revenue	325	190
Current portion of capital lease	48	125

Total current liabilities	17,138	10,189

Other long term liabilities	762	—
Capital lease, less current portion	—	48

Commitments

Stockholders’ equity:
Series A convertible preferred stock	—	—
Series B convertible preferred stock	—	6
Preferred stock	—	—
Common stock	12	6
Additional paid-in capital	95,974	56,502
Deferred compensation	(2,663)	(436)
Other comprehensive income (loss)	(53)	—
Accumulated deficit	(30,945)	(48,981)

Total stockholders’ equity	62,325	7,097

Total liabilities and stockholders’ equity	$80,225	$17,334

PROVIDE COMMERCE, INC.

STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2004	2003	2004	2003
Net sales	$51,896	$34,239	$128,813	$88,684
Cost of sales	27,613	18,704	69,852	49,996

Gross profit	24,283	15,535	58,961	38,688

Operating expenses:
Selling and marketing	10,423	6,500	27,391	18,673
General and administrative	4,895	3,280	15,004	11,187
Information technology systems	1,168	1,029	4,068	3,565
Stock-based compensation	666	100	1,970	411

Total operating expenses	17,152	10,909	48,433	33,836

Operating income	7,131	4,626	10,528	4,852
Other income (expense), net	218	239	404	(183)

Income before income tax (benefit)	7,349	4,865	10,932	4,669

Provision for income tax (benefit)	3,164	337	(8,604)	337

Net income	4,185	4,528	19,536	4,332

Preferred stock dividend	—	—	(1,500)	—

Net income attributable to common stockholders	$4,185	$4,528	$18,036	$4,332

Net income per common share:
Basic	$0.37	$0.79	$2.04	$0.76

Diluted	$0.31	$0.40	$1.50	$0.39

Weighted average common shares outstanding:
Basic	11,464,384	5,729,091	8,837,093	5,682,518

Diluted	13,535,605	11,408,123	11,986,025	11,206,693

PROVIDE COMMERCE, INC.

RECONCILING TABLES

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2004	2003	2004	2003
Income before income tax (benefit) reconciliation:

Net Income attributable to common stockholders	$4,185	$4,528	$18,036	$4,332
Add back:
Preferred stock dividend	—	—	1,500	—
Provision for income tax (benefit)	3,164	337	(8,604)	337

Income before income tax (benefit)	$7,349	$4,865	$10,932	$4,669

Pro forma per share income before income tax (benefit):
Basic	$0.64	$0.85	$1.24	$0.82

Diluted	$0.54	$0.43	$0.91	$0.42

(1) Non-GAAP pro forma earnings reconciliation:

Income before income tax (benefit)	$7,349	$4,865	$10,932	$4,669
Addback:
Stock-based compensation	666	100	1,970	411

Non-GAAP pro forma earnings	$8,015	$4,965	$12,902	$5,080

Non-GAAP pro forma per share earnings:
Basic	$0.70	$0.87	$1.46	$0.89

Diluted	$0.59	$0.44	$1.08	$0.45

PROVIDE COMMERCE, INC.

STATEMENT of CASH FLOWS

(unaudited)

(in thousands)

	Twelve Months Ended June 30,
	2004	2003
Operating activities:
Net income	$19,536	$4,332

Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	1,720	1,426
Stock-based compensation	1,970	411
Reversal of deferred tax valuation allowance	(13,950)	—
Non-cash interest expense in connection with issuance of warrants for line of credit	24	426

Changes in operating assets and liabilities:
Accounts receivable	(485)	330
Inventory	(201)	(481)
Prepaid expenses and other current assets	(224)	(421)
Accounts payable and other accrued liabilities	5,432	1,498
Accrued compensation	854	479
Accrued pension costs	762	—
Deferred revenue	135	72
Accrued and deferred income taxes	4,120	—
Other assets	(2,228)	474

Net cash provided by operating activities	17,465	8,546

Investing activities:
Purchase of property and equipment	(3,185)	(1,984)
Marketable securities	(41,218)	—
Proceeds from note receivable	54	27

Net cash used in investing activities	(44,349)	(1,957)

Financing activities:
Payment of long-term debt and capital lease Obligations	(125)	(49)
Common stock issued in connection with initial public offering	34,816	—
Line of credit borrowings	—	700
Line of credit repayments	—	(700)
Dividend paid to preferred stockholders	(1,500)	—
Proceeds from exercise of common stock options and warrants	460	33
Comprehensive loss	(53)	—

Net cash provided by financing activities	33,598	(16)

Net increase in cash and cash equivalents	6,714	6,573
Cash and cash equivalents at beginning of the Period	11,496	4,923

Cash and cash equivalents at end of the period	$18,210	$11,496

(2) Reconciliation of free cash flow:
Cash flow from operations	$17,465	$8,546
Purchase of property, plant and equipment	(3,185)	(1,984)

Free cash flow	$14,280	$6,562